EXHIBIT  23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3 and Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8 of our report dated February 28, 1997, appearing in this Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Jacksonville, Florida
March 19, 1997